CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FUND AGREEMENT

RETAIL FUNDS

This Agreement dated as of the 3rd day of May, 2006 is made by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”), and Lazard Asset Management, LLC and Lazard Asset Management Securities LLC (collectively, the “Company”) which serves as adviser and distributor to the mutual funds, respectively (the “Funds”) listed on Exhibit B.

RECITALS

WHEREAS, Nationwide provides administrative and/or record keeping services (listed on Exhibit C) to various retirement plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the “Code”) as well as other employer-sponsored retirement or investment plans (collectively, “Plans”) and Nationwide further provides operational support in connection with the offering and maintenance of the Plans; and

WHEREAS, Nationwide and the Company may mutually desire the inclusions of the Funds as investment options in group annuity contracts issued through separate accounts (collectively, “Separate Accounts”), including the current and any future Separate Accounts offered by Nationwide as funding vehicles to Plans; and/or

WHEREAS, Nationwide and the Company may mutually desire the inclusion of the Funds as investment options in Trust/Custodial Accounts offered by Nationwide as funding vehicles to the Plans; and

WHEREAS, the Plans allow for the allocation of net amounts received by Nationwide to the Funds for investment in shares of the Funds, as well as withdrawal from the Funds; and

WHEREAS, the selection of investment options with respect to any Fund is made by the Plan, the Plan’s selected fiduciary or the plan participants and such Plan, Plan’s selected fiduciary or plan participants may reallocate their investments among the investment options in accordance with the terms of the Plan; and

WHEREAS, should Nationwide and the Company desire to participate in the Best of America® Advisory Services Program (“Advisory Services Program”), Nationwide and the Company will complete and execute the Advisory Services Program Appendix (attached as Exhibit E), which will become a part of this Agreement.

NOW THEREFORE, Nationwide and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as investment options in the Plans offered by Nationwide, subject to the following:

REPRESENTATIONS

REPRESENTATIONS BY NATIONWIDE

Nationwide Financial Services, Inc. represents that it is a holding company duly organized and in good standing under applicable state law. Nationwide represents that its subsidiaries have been duly organized and are in good standing under applicable state law and with applicable regulatory bodies.

Nationwide represents that its broker-dealer subsidiary (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”),, and (iii) will perform its obligations in accordance with any applicable state and federal securities laws.

Nationwide represents that its life insurance company subsidiaries have validly established all separate accounts under applicable state law. Nationwide represents that the Separate Accounts are either properly registered under federal law or are otherwise exempt from registration under the Investment Company Act of 1940 pursuant to Section 3(c)(11) and the group annuity contracts are exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933.

Nationwide represents that it will seek to have the group annuity contracts approved by state insurance authorities in jurisdictions where those contracts will be offered.

Nationwide represents that the group annuity contracts are designed to be treated as annuity contracts under the appropriate provisions of the Code. Nationwide shall make every effort to maintain such treatment, and will promptly notify the Company upon having a reasonable basis for believing that such group annuity contracts have ceased to be so treated or that they might not be so treated in the future.

Nationwide represents that the receipt of fees and the provision of the services contemplated herein to any Plan(s) described in Exhibit C of this Agreement will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 4975 of the Internal Revenue Code.

Nationwide represents that the Variable Products and/or Trust Accounts are designed to be used by qualified Plans subject to ERISA. Nationwide further represents that its processes and procedures are consistent with ERISA requirements with respect to these Variable Products and/or Trust Accounts.

Nationwide represents that it has full authority to act on behalf of the Plans and plan participants in the manner contemplated by this Agreement, and each time Nationwide so acts it shall be deemed to have restated this representation and warranty.

Nationwide will maintain insurance coverage issued by a qualified insurance carrier appropriate in light of its duties under this Agreement.

Nationwide represents that it will conduct its activities hereunder in material conformity with all applicable federal and state laws or regulations.

REPRESENTATIONS BY THE COMPANY

If the Funds are not a party to this Agreement, then the Company makes the following representations on behalf of the Funds.

Each Fund represents that it is duly organized and validly existing under applicable state law. Each Fund represents that its shares are duly authorized for issuance in accordance with applicable law, that the Fund is registered as an open-end management investment company under the 1940 Act, and the Fund will maintain its registration as an investment company under the 1940 Act.

Each Fund shall take all such actions as are necessary to permit the sale of its shares to the Plans, including registering its shares sold under the terms of this Agreement, as required, under the 1933 Act. Each Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Fund will register and qualify its shares for sale in all states where applicable and will promptly notify Nationwide if any shares are not qualified in a particular state.

Each Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Code, and that it shall make every effort to maintain such qualification. Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future.

The Company, as the distributor of the Funds represents that it (i) is registered as a broker-dealer under the 1934 Act and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the NASD, (iii) serves as principal underwriter/distributor of the Funds, and (iv) will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

The Company, as the adviser of the Funds represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

TRADING

Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees to act, as a limited agent of the Company for the sole purpose of receiving instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Company or to incur any cost or liability on its behalf. Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit D, as well as to follow any applicable federal and/or state securities laws, rules or regulations.

Nationwide represents that it will only accept and transmit orders in compliance with the Funds’ prospectus and applicable federal securities law. Nationwide further represents that it will not transmit an order for the purchase of shares of the Funds on any day unless such order was received prior to 4:00 p.m. Eastern Time on such day.

Nationwide agrees to work with the Company in the monitoring and prevention of frequent or other abusive trading of Funds’ shares in contravention of the Funds’ prospectus (“Market Timing) in the Funds, and will take all reasonable action requested by the Company, including preventing an accountholder from purchasing additional shares of the Fund via Nationwide’s web or voice response service subject to Nationwide’s current trading policies. Nothing herein shall be construed to require actions on the part of Nationwide that would, in the best judgment of Nationwide, constitute a violation or breach of any Variable Products or Plan contracts.

VOTING

For so long as and to the extent that pass-through voting privileges exist for the Separate Accounts, Nationwide shall distribute all proxy material furnished by the Company (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan or its selected fiduciary or authorized representative) and shall vote Fund shares in accordance with instructions received from the Plan, the Plan’s selected fiduciary or its authorized representative on behalf of participants who have interests in such Fund shares. Nationwide shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the Plan, the Plan’s selected fiduciary or authorized representative, provided that such proportional voting is not prohibited by a Plan’s trust or qualified retirement plan document, if applicable. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

To the extent that pass-through voting is not required, Nationwide shall distribute all proxy material furnished by the Company for shares of Funds held in Trust/Custodial Accounts to the Plan, the Plan’s selected fiduciary or its authorized representative for voting instructions (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to the Plan, the Plan’s selected fiduciary or its authorized representative).

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NATIONWIDE

If Nationwide collects and retains information on the participant level, then Nationwide agrees to provide the Company, upon written request, any reports indicating the number of plan participants having interests in Fund shares offered in the Plans and such other information (including books and records) that the Company may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY THE COMPANY

Within five (5) Business Days after the end of each calendar month, the Company shall provide Nationwide, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Company shall promptly provide Nationwide with a reasonable quantity (in light of the number of existing Plans or plan participants) of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto, and other Fund issued documents as applicable.

EXPENSES

All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Funds under this Agreement shall be paid by the Company and/or the Funds.

Nationwide is responsible for the expenses and the costs of having the group annuity contracts approved by state insurance authorities in the applicable jurisdictions.

The Company and/or the Funds are responsible for the expenses of the cost of registration of the Funds’ shares, the preparation of the Funds’ prospectuses, statements of additional information, proxy materials, reports and the preparation of other related statements and notices required by law (“Fund Materials”) for distribution in reasonable quantities except as otherwise mutually agreed upon by the parties to the Agreement.

Nationwide is responsible for distributing Fund prospectuses and other Fund issued documents as applicable to its existing Plans or such Plans’ authorized representatives. The Company will pay the lesser of:

(a)	The cost to print individual Fund prospectuses and other Fund issued documents as applicable; or

(b)	The Company’s portion of the total printing costs if Nationwide does not use individual prospectuses and other Fund issued documents as applicable, but reprints such documents in another format; or

(c)

The Company’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses and other Fund issued documents as applicable, but reproduces such documents in another allowable and appropriate medium (i.e., CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and the Company and subject to reasonable costs.

PRIVACY AND CONFIDENTIALITY INFORMATION

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and each party agrees not to use, disclose or distribute to others any such information except as necessary to perform the terms of this Agreement and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties. Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party (“Receiving Party”) or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the disclosing party (“Disclosing Party”); (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement. Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

In the event Confidential Information includes Customer Information, the Customer Information clause controls.

SECURITY

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement. Without limiting the generality of the foregoing, each party will take all reasonable measures to secure and defend its location and equipment against “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its Systems or the information found therein. Each party will periodically test its Systems for potential areas where security could be breached, and will report to the other party immediately any breaches of security or unauthorized access to its Systems that it detects or becomes aware of. Each party will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner. Each party maintains the reasonable right to audit its data in the other party’s systems environment.

All Confidential Information must be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth above, each party will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, and access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, each party will maintain an adequate level of data security controls, including, but not limited to, logical access controls including user sign-on identification and authentication, data access controls (e.g., password protection of applications, data files and libraries), accountability tracking, anti-virus software, secured printers, restricted download to disk capability and provision for System backup.

ANTI-MONEY LAUNDERING

Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act as applicable and effective. Further, the Company agrees that it will comply with the USA PATRIOT Act as applicable and effective.

SALES LITERATURE

Nationwide agrees that neither Nationwide nor any of its employees or agents are authorized to make any statement or representation concerning the Funds except those contained (i) in the relevant Funds’ then-current prospectus and/or statement of additional information, as amended or supplemented, copies of which will be supplied by the Company to Nationwide, or (ii) in such advertising material or sales literature as may be supplied by the Company or authorized by the Company in writing. Nationwide agrees to furnish draft copies of any sales literature that discusses the Funds to the Company and allow the Company a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. The Company must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature. In the event that there are no material changes thereto, Nationwide shall not be required to furnish draft copies of sales literature to the Company that is substantially similar to sales literature that has been previously accepted by the Company. Nationwide understands that any supplemental sales literature, if distributed, must be preceded or accompanied by the relevant prospectus. Advertising material and sales literature provided by the Company that are designated as being for broker-dealer use only may not be disseminated to the public.

The Company agrees that neither the Company nor any of its employees or agents shall make any statement or representation about Nationwide except those contained in current publicly available documents or other documents produced by Nationwide (or an entity on its behalf). The Company agrees to furnish draft copies of any sales literature that discusses Nationwide, or Nationwide’s products or services to Nationwide and allow Nationwide a reasonable period of time for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. Nationwide must either provide comments within a reasonable period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within a reasonable period of time shall constitute acceptance of such sales literature. In the event that there are no material changes thereto, the Company shall not be required to furnish draft copies of sales literature to Nationwide that is substantially similar to sales literature that has been previously accepted by Nationwide. The Company understands that any supplemental sales literature, if distributed, must be preceded or accompanied by the relevant prospectus. Advertising material and sales literature provided by Nationwide that are designated as being for broker-dealer use only may not be disseminated to the public.

INDEMNIFICATION

Nationwide agrees to indemnify and hold harmless the Company and Funds, and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls the Company and/or Funds within the meaning of the Investment Company Act of 1940 (collectively, the “Indemnified Parties” for purposes of this Section) against any losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof) and/or litigation expenses (including reasonable legal and other expenses) (collectively the “Losses”), to which the Indemnified Parties may become subject to when such Losses result from a breach by Nationwide, or its Agents, including PFPC as Nationwide’s Agent under the Advisory Services Program, of a material provision of this Agreement. Nationwide will reimburse any reasonable legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Nationwide shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, negligence, willful misfeasance or misconduct of the Company or Fund in performing its obligations under this Agreement.

The Company and Funds agree to indemnify and hold harmless Nationwide and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls Nationwide within the meaning of the Investment Company Act of 1940 (collectively, the “Indemnified Parties” for purposes of this Section) against any Losses, to which the Indemnified Parties may become subject to when such Losses result from a breach by the Company and/or Funds of a material provision of this Agreement. The Company and/or Funds will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company and Funds shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, negligence, willful misfeasance or misconduct of Nationwide in performing its obligations under this Agreement.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing, of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In the event that such an action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Ohio.

This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

TERMINATION

This Agreement shall terminate as to the availability of shares of a Fund (if specified) or all the Funds:

(a) at the option of Nationwide or the Company upon at least 90 days advance written notice to the other;

(b) at any time upon the Company’s election, if the Company determines that liquidation of the Funds is in the best interest of the Funds or their beneficial owners. Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to applicable securities regulations;

(c) at the option of Nationwide, if Fund shares are not reasonably available to meet the requirements of the group annuity contracts and/or the Trust/Custodial Accounts as determined by Nationwide. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by Nationwide;

(d) upon a decision by Nationwide, in accordance with applicable securities regulations, or a Plan, to substitute such Fund shares with the shares of another investment company for the group annuity contracts and/or Trust/Custodial Accounts for which the Fund shares have been selected to serve as the underlying investment medium. Nationwide shall give at least 60 days written notice to the Fund of any proposal to substitute Fund shares;

(e) if the applicable group annuity contracts are not treated as annuity contracts by applicable regulatory entities or under applicable rules and regulations;

(f) if the Separate Accounts are not deemed “segregated asset accounts” by the applicable regulatory entities or under applicable rules and regulations;

(g) at the option of Nationwide or the Company, upon institution of relevant formal proceedings against Nationwide or the Company or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(h) upon assignment of this Agreement unless such assignment is made with the written consent of each party and in accordance with applicable law;

(i) in the event Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium in the Plans. Prompt written notice shall be given by the Company to Nationwide in the event the conditions of this provision occur;

(j) At the option of Nationwide, if Nationwide shall determine, in its sole judgment reasonably exercised in good faith, that the Funds or the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of Nationwide. Nationwide shall notify the Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Funds or Company and any other changes in circumstances since the giving of such notice, such determination of Nationwide shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

(k) At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that Nationwide has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Funds or the Company. The Company shall notify Nationwide in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Nationwide and any other changes in circumstances since the giving of such notice, such determination of the Funds shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

Notwithstanding any of the foregoing provisions of this section (“Termination”), this Agreement and all related agreements shall remain in force and in effect for so long as allocations to any or all of the Separate Accounts and/or Trust/Custodial Accounts remain invested in Fund shares.

NOTICE

Each notice required by this Agreement shall be given in writing and delivered by U.S. first class mail, overnight courier, or facsimile (with a paper copy provided via U.S. mail), in each case prepaid and addressed, to:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 1-12-04

Columbus, Ohio 43215

Attention: Product Officer-Investment and Advisory Services

Fax: 614-249-7166

Lazard Asset Management Securities, LLC

30 Rockefeller Plaza – 59th Floor

New York, New York 10112

Attention: General Counsel

Fax Number: 212-332-1703

Lazard Asset Management LLC

30 Rockefeller Plaza – 59th Floor

New York, New York 10112

Attention: General Counsel

Fax Number: 212-332-1703

Any party may change its address by notifying the other party(ies) in writing. Notices will be deemed given upon dispatch.

ENTIRE AGREEMENT

This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supercedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties or as expressly contemplated by this Agreement, except that with regard to rights and duties related to the provision of investment advisory services of and by Nationwide Investment Services Corporation, such rights may be assigned and duties delegated, upon written notice the Company, to any other existing or future affiliate or subsidiary of NFS registered as an investment adviser with the SEC which may serve as the sponsor of the Advisory Services Program as defined and described in Exhibit E of this Agreement.

WAIVER OF AGREEMENT

No term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced. Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

ENFORCEABILITY

If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REMEDIES NOT EXCLUSIVE

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

TRADEMARKS

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of the other party. Notwithstanding the foregoing, Nationwide may identify the Funds in a listing of funds available as underlying investment options.

SURVIVABILITY

Sections “Representations,” “Privacy and Confidentiality Information,” “Security,” “Indemnification,” and “Trademarks” hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Separate Accounts and/or Trust/Custodial Accounts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Separate Accounts and/or Trust/Custodial Accounts remain so invested.

NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

FORCE MAJEURE

No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified or removed.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement, except that the lists of Fund names in Exhibits B, C and E may be modified as may be agreed from time to time by the parties, without need for a written amendment to this Agreement

TERMINATION OF PRIOR AGREEMENTS

This Agreement terminates, supersedes and replaces the following agreements: (a) Fund Nationwide Life Insurance Company and/or Nationwide Life and Annuity Insurance Company and certain Nationwide separate accounts Lazard Freres & Co., LLC (“Lazard”)and certain Lazard mutual funds October 30, 1998; (b) the Service Agreement between Nationwide Financial Services and Lazard dated October 30, 1998; (c) the Distribution and Service Plan Agreement between Nationwide Investment Services Corporation and Lazard dated as of October 29, 1998, and the amendment to such agreement dated August 10, 2001; (d) the Sub-Advisory Agreement between Nationwide Separate Account Trust, Nationwide Advisory Services Inc., and Lazard Asset Management dated October 1, 1998; and (e) any letter or other agreements in existence between Lazard and any of the Nationwide companies named in this paragraph related to the substance of this Agreement which pre-date the date of this Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Karen R. Colvin
Title:	Attorney-in-Fact

LAZARD ASSET MANAGEMENT SECURITIES, LLC

By:
Title:

LAZARD ASSET MANAGEMENT LLC

By:
Title:

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc. and subsidiaries and affiliates

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Insurance Company of America

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, sponsoring the Advisory Services Program or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

EXHIBIT B

Funds

All current and future funds available for sale through the distribution channel, including but not limited to any funds listed below, and any other Funds as may be agreed from time to time by the parties, without need for a written amendment to this Agreement.

NAME OF SERIES	CUSIP
	Institutional Shares	Open Shares
Lazard Emerging Markets Portfolio	52106N889	52106N764
Lazard Equity Portfolio	52106N608	52106N848
Lazard High Yield Portfolio	52106N699	52106N681
Lazard International Equity Portfolio	52106N400	52106N830
Lazard International Equity Select Portfolio	52106N665	52106N657
Lazard International Small Cap Portfolio	52106N806	52106N772
Lazard International Strategic Equity Portfolio	52106N590	52106N582
Lazard Mid Cap Portfolio	52106N723	52106N715
Lazard Small Cap Portfolio	52106N509	52106N780
Lazard U.S. Strategic Equity Portfolio	52106N624	52106N632
Lazard U.S. Equity Value Portfolio	52106N616	52106N574
Lazard U.S. Small Cap Equity Growth Portfolio	52106N558	52106N566

EXHIBIT C

Services and Fees

Services Provided by Nationwide

Pursuant to the Agreement, Nationwide may perform administrative and shareholder services (“Services”) with respect to the Plans, including but not limited to, the following:

1.

Under some circumstances, maintaining separate records for each participant, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such participants and the Plan. Nationwide will maintain a single master account with each Fund on behalf of each Plan and such account shall be in the name of Nationwide (or its designee) as record owner of shares owned by plan participants.

2.	Disbursing or crediting to Plans and plan participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to each Plan, through its authorized representative, as required by law, periodic statements showing the total number of shares owned by participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by a Plan.

4.	Supporting and responding to service inquiries from a Plan.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for each Plan.

6.	Generating written confirmations and quarterly statements to each Plan, through its authorized representative.

7.

Distributing to each Plan, through its authorized representative, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plan.

Administrative Services and Fees

1.

In consideration for the Services (as described above) to be provided by Nationwide to the Plans pursuant to this Agreement, the Company will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by the Separate Accounts and/or the Trust/Custodial Accounts during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly basis. Nationwide will invoice for the fees. If participant-level information is gathered and retained by Nationwide and there is an arrangement to pay per-participant fees, then no later than 10 days after the end of the period in which Service Fees are earned, Nationwide will send a statement to the Company indicating the number of plan participants in the Plans, and the average account size of such accounts. The average account size shall be calculated by dividing the average daily net assets, calculated as provided herein, by the number of plan participants in the Plans.

3.	Nationwide and the Company agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services.

4.

The parties agree that a Service Fee will be paid to Nationwide according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Separate Accounts and/or the Trust/Custodial Accounts. This provision will survive termination of this Agreement.

5.

The Company recognizes that Nationwide incurs certain expenses relating to offering Funds through Nationwide Trust Company, FSB. If the Company has Funds participating through Nationwide Trust Company, FSB, the Company agrees to pay a $1,500 set up fee, per fund. This fee does not apply to Funds participating in the Separate Accounts or the Custodial Accounts not offered through Nationwide Trust Company, FSB. Nationwide will invoice the Company for this fee.

	Institutional Shares	Open Shares
		Service Fee	12 b-1 Fee
Lazard Emerging Markets Portfolio	[**]	[**]	[**]
Lazard Equity Portfolio	[**]	[**]	[**]
Lazard High Yield Portfolio	[**]	[**]	[**]
Lazard International Equity Portfolio	[**]	[**]	[**]
Lazard International Equity Select Portfolio	[**]	[**]	[**]
Lazard International Small Cap Portfolio	[**]	[**]	[**]
Lazard International Strategic Equity Portfolio	[**]	[**]	[**]
Lazard Mid Cap Portfolio	[**]	[**]	[**]
Lazard Small Cap Portfolio	[**]	[**]	[**]
Lazard U.S. Strategic Equity Portfolio	[**]	[**]	[**]
Lazard U.S. Equity Value Portfolio	[**]	[**]	[**]
Lazard U.S. Small Cap Equity Growth Portfolio	[**]	[**]	[**]

EXHIBIT D

FUND/SERV PROCESSING PROCEDURES

AND

MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide. In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Nationwide of any Instructions from the Plan participant prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each plan participant whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

Fund/SERV-DCCS Processing Procedures

1.

On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Funds determine their net asset values (“Business Day”), the Company shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV (“Instructions”) without supporting documentation from the plan participant. On each Business Day, the Company shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.

2.

Company shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Company shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Company that would affect its duties and obligations pursuant to this Agreement.

3.	Confirmed trades and any other information provided by the Company to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4.

Trade information provided by Nationwide to the Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5.

For each Fund/SERV transaction, Nationwide shall provide the Funds and the Company with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct. Nationwide shall maintain documents required by the Funds to effect Fund/SERV transactions. Nationwide certifies that all Instructions delivered to Company on any Business Day shall have been received by Nationwide from the plan participant by the close of trading (generally 4:00 p.m. Eastern Time (“ET”)) on the Exchange (the “Close of Trading”) on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Company on the next Business Day.

Manual Processing Procedures

1.

On each Business Day, Nationwide may receive Instructions from the plan participant for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Nationwide prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Company by no later than 9:30 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.

By no later than 6:30 p.m. ET on each Trade Date (“Price Communication Time”), the Company will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.

As noted in Paragraph 1 above, by 9:30 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Company via facsimile, or telefax or by a method acceptable to Nationwide and the Company, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(a)

It is understood by the parties that all Instructions from the plan participant shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all plan participant transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)	Following the completion of the transmission of any Instructions by Nationwide to the Company by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Company.

(c)

In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Company by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Instruction shall nonetheless be treated by the Company as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Company and such Instruction is received by the Company’s financial control representative no later than 9:30 a.m. ET on T+1. In addition, Nationwide will use its best efforts to place a phone call to a financial control representative of the Company prior to 12:00 p.m. noon ET on T+1 to advise the Company that a facsimile transmission concerning the Instruction is being sent.

(d)	With respect to all Instructions, the Company’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

(e)

By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Company pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Company on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify Company of any discrepancies.

4.

As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(a)

Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Company to cover such net purchase order.

In the case of Instructions which constitute a net redemption order, settlement shall occur by the Company causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

(b)

Nationwide (and its Separate Accounts and/or Trust/Custodial Accounts) shall be designated as record owner of each account (“Record Owner”) and Company shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)

On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(d)

Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly, advise the Company in writing of any discrepancies between such information. The Company and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Adjustments

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit D herein: (i) which is caused by the Funds or the Company, the Company shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the plan participant and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide, the Company shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

EXHIBIT E

ADVISORY SERVICES PROGRAM APPENDIX

This Appendix is dated as of the date of the Agreement and is made by and among Nationwide Financial Services, Inc., (“NFS”) on behalf of its subsidiary Nationwide Investment Services Corporation (“NISC”) and any other existing or future affiliate or subsidiary of NFS registered as an investment adviser with the SEC which may serve as the sponsor of the Advisory Services Program (“Program Sponsor”), (collectively, “Nationwide” for purposes of this Appendix) and the Company, as defined in the Agreement. This Appendix is being entered into in addition to the Agreement, and all terms, conditions and representations contained in the Agreement remain in full force and effect and are incorporated by reference into this Exhibit E.

RECITALS

WHEREAS, Program Sponsor sponsors a fee-based wrap program (“Advisory Services Program”), which offers retail mutual funds for investment by customers participating in the Advisory Services Program (“Participants”) and shall comply with any law, rule or regulation applicable to it, including but not limited to the safe harbor provisions of Rule 3a-4 of the Investment Company Act of 1940;

WHEREAS, Nationwide and the Company may mutually desire the inclusion of the Funds as investment options in the Advisory Services Program; and

WHEREAS, Nationwide has retained a designated agent (“Agent”) to perform certain services in support of the Advisory Services Program; and

WHEREAS, the Advisory Services Program provides that the net amounts received by Nationwide and/or its Agent for the mutual fund investment option (“Mutual Fund Option”) be invested in mutual funds, including the Funds, and whereas the Advisory Services Program provides for withdrawal of mutual fund shares, including the Funds, on behalf of Participants; and

WHEREAS, Agent performs administrative and shareholder services in support of the Advisory Services Program, including the transmission of all purchase, redemption and exchange orders with respect to Fund transactions (“Orders”). Program Sponsor hereby authorizes Company to accept Orders placed by Agent on Program Sponsor’s behalf. Program Sponsor shall notify Company in writing 10 days prior to the effective date of any revocation of this authority.

NOW THEREFORE, Nationwide and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as investment options in the Advisory Services Program offered by Nationwide through Program Sponsor, subject to the following:

SERVICES AND FEES

Services Provided by Nationwide

The following shall be performed by Nationwide, Program Sponsor or its agents, including Agent:

1.	Establish and maintain an omnibus account with each Fund for the benefit of Participants (“Omnibus Account”).

2.

Transmit to the Company purchase, redemption and related instructions and facilitate money settlement with respect to the Omnibus Accounts. Such activities shall be performed as set forth in the Trading and Processing Procedures section of this Appendix to the Agreement.

3.	Facilitate payment to Participants of the proceeds of redemptions, dividends and other distributions.

4.

Coordinate with a third party print mail provider, and at the request of Company, provide that third party with such information as is necessary for it to mail to Participants, among other things: (a) periodic account statements, (b) 1099R documentation, (c) Fund proxies, prospectus supplements, annual reports of the Funds, all as are provided by the Company.

5.

Reconcile share positions for the Advisory Services Program and upon request provide certification to the Company with respect thereto. In connection therewith, the Company shall provide to Program Sponsor or its agents daily confirmation of all trade activity and share positions for the Omnibus Accounts.

6.	Maintain records for each Participant which shall reflect shares purchased and redeemed, as well as account and share balances.

7.

Act as service agent in connection with dividend and distribution functions; shareholder account and administrative agent functions in connection with the issuance, transfer, and redemption or repurchase of Fund shares. Program Sponsor or its agents shall create and maintain all records required of it pursuant to its duties hereunder and as set forth herein pursuant to applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained for the periods and in the places required by Rule 31a-2 under the 1940 Act.

8.	Comply with all applicable laws, rules and regulations governing Program Sponsor’s performance under this Agreement.

Administrative Services and Fees

Nationwide and/or its Agent shall perform certain administrative services described above (“Services”) on behalf of the Funds offered through the Advisory Services Program, and the Company agrees to pay Nationwide a fee in consideration thereof.

1.

In consideration for the Services (as described above) to be provided by Nationwide and/or its Agent in the Advisory Services Program pursuant to this Appendix to the Agreement, the Company will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by Participants during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

3.

Nationwide and/or its Agent will perform all administrative and shareholder services with respect to the Advisory Services Program, including but not limited to: (i) maintaining separate records for each Participant, which records shall reflect shares purchased and redeemed, as well as account and share balances; (ii) acting as service agent in connection with dividend distribution functions; (iii) performing shareholder account and administrative functions in connection with the issuance, transfer, redemption, and repurchase of Fund shares; (iv) distributing to the extent required by applicable law, Fund prospectuses, Fund proxy materials, periodic fund reports, and other materials that the Funds are otherwise required to provide to their shareholders or prospective shareholders, (v) generating written confirmations and quarterly statements, and (vi) maintaining and preserving all records required by law to be maintained and preserved in connection with the Advisory Services Program.

4.

Nationwide and the Company agree that the Service Fee described in this Appendix to the Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services.

5.

The parties agree that a Service Fee will be paid to Nationwide according to this Appendix to the Agreement with respect to each Fund as long as shares of such Fund are held by Participants. This provision will survive termination of the Agreement and this Appendix.

6.

The Company recognizes that Nationwide incurs certain expenses relating to offering Funds in the Advisory Services Program. The Company agrees to pay Nationwide (i) an initial set up fee of $1,500 per Fund, and (ii) an annual maintenance fee of $1,000 per Fund (the annual fee does not apply to the Fund’s institutional share class). Nationwide will invoice the Company for these fees.

The Advisory Services Program may include, but is not limited to, any funds or Funds listed below, as well as and any other funds or Funds as may be agreed from time to time by the parties, without need for a written amendment to this Agreement.

	Institutional Shares	Open Shares
		Service Fee	12 b-1 Fee
Lazard Emerging Markets Portfolio	[**]	[**]	[**]
Lazard Equity Portfolio	[**]	[**]	[**]
Lazard High Yield Portfolio	[**]	[**]	[**]
Lazard International Equity Portfolio	[**]	[**]	[**]
Lazard International Equity Select Portfolio	[**]	[**]	[**]
Lazard International Small Cap Portfolio	[**]	[**]	[**]
Lazard International Strategic Equity Portfolio	[**]	[**]	[**]
Lazard Mid Cap Portfolio	[**]	[**]	[**]
Lazard Small Cap Portfolio	[**]	[**]	[**]
Lazard U.S. Strategic Equity Portfolio	[**]	[**]	[**]
Lazard U.S. Equity Value Portfolio	[**]	[**]	[**]
Lazard U.S. Small Cap Equity Growth Portfolio	[**]	[**]	[**]

TRADING

Subject to the terms and conditions of this Agreement, Nationwide will direct its Agent to receive instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Company or to incur any cost or liability on its behalf. Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in the Trading and Processing Procedures section described below, as well as to follow any applicable federal and/or state securities laws, rules or regulations. Company and/or Fund shall waive all sales loads and redemption fees.

TRADING AND PROCESSING PROCEDURES

On each day the New York Stock Exchange (the “Exchange”) is open for business (each, a “Business Day”), Program Sponsor or its agents, including Agent, may receive transaction instructions with respect to the Advisory Services Program or Participants for the purchase or redemption of shares of the Funds (“Trade Instructions”). Trade Instructions received in good order and accepted by Program Sponsor or its agents prior to the close of regular trading on the Exchange (the “Close of Trading”) on any given Business Day and transmitted to the Company (i) by 11:59 p.m. Eastern Time if automated, and (ii) 6:00 p.m. Eastern Time if manual on such Business Day will be executed by the Company at the net asset value determined as of the Close of Trading on such Business Day. Any Trade Instructions received by Program Sponsor, or its agents, on such day but after the Close of Trading will be executed by the Company at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Trade Instructions. The day on which a Trade Instruction is executed by the Company pursuant to the provisions set forth above is referred to herein as the “Effective Trade Date.”

Upon the timely receipt from Program Sponsor or its agents of the Trade Instructions described in above paragraph, the Company will execute the purchase or redemption transactions (as the case may be) with respect to the Advisory Services Program at the net asset value computed as at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. Payments for net purchase and net redemption orders shall be made though the NSCC’s settlement process or by wire transfer by Program Sponsor or its agents (for net purchases) or by the Company (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Trade Instructions. Trade Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

In the event that Program Sponsor or its agents is in receipt of Trade Instructions in good order and is unable to transmit the Trade Instructions to the Company by the above referenced deadlines, the Company will accept the trades after such deadlines and before 10:00 a.m. Eastern Time on the day following the Effective Trade Date. Program Sponsor or its agents will furnish the Company with an estimate of the net purchase or net redemption activity no later than 10:00 a.m. Eastern Time on the day following the Effective Trade Date. Payments for purchases and redemptions shall be made by wire transfer on the day following the Effective Trade Date.

VOTING

Nationwide and/or its Agent shall distribute or cause to distribute all Fund proxy material furnished by the Company directly to Participants.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Appendix to the Agreement on its behalf are duly authorized and empowered to execute and deliver the Appendix that the Appendix constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, no party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control. Additionally, the Program Sponsor represents that it has the requisite authority to enter into this Agreement on behalf of Participants.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Karen R. Colvin
Title:	Attorney-in-Fact

LAZARD ASSET MANAGEMENT LLC (the “COMPANY”)

By:
Title:

LAZARD ASSET MANAGEMENT SECURITIES, LLC (the “COMPANY”)

By:
Title:

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO FUND AGREEMENT

RETAIL FUNDS

This Amendment dated as of August __, 2006, to the Fund Agreement dated May 3, 2006, is made by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”), and Lazard Asset Management, LLC and Lazard Asset Management Securities LLC (collectively, the “Company”) which serves as adviser and distributor to the mutual funds, respectively (the “Funds”) listed on Exhibit B.

WHEREAS, Nationwide and the Company wish to amend the Agreement as set forth below;

NOW, THERFORE, in consideration of the mutual provisions contained herein, Nationwide and the Company agree as follows:

AMENDMENT

Effective December 1, 2006, the Exhibit C attached hereto shall apply to assets in new Plans.

All other terms and conditions of the Agreement remain the same.

THIS SPACE INTENTIONALLY LEFT BLANK. PLEASE SEE THE FOLLOWING PAGE FOR SIGNATURES.

IN WITNESS WHEREOF, Nationwide and the Company have caused this Amendment to be executed as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Karen R. Colvin
Title:	Attorney-in-Fact

LAZARD ASSET MANAGEMENT SECURITIES, LLC

By:
Title:

LAZARD ASSET MANAGEMENT LLC

By:
Title:

EXHIBIT C

Services and Fees

Services Provided by Nationwide

Pursuant to the Agreement, Nationwide may perform administrative and shareholder services (“Services”) with respect to the Plans, including but not limited to, the following:

1.

Under some circumstances, maintaining separate records for each participant, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such participants and the Plan. Nationwide will maintain a single master account with each Fund on behalf of each Plan and such account shall be in the name of Nationwide (or its designee) as record owner of shares owned by plan participants.

2.	Disbursing or crediting to Plans and plan participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to each Plan, through its authorized representative, as required by law, periodic statements showing the total number of shares owned by participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by a Plan.

4.	Supporting and responding to service inquiries from a Plan.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for each Plan.

6.	Generating written confirmations and quarterly statements to each Plan, through its authorized representative.

7.

Distributing to each Plan, through its authorized representative, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the Plan.

Administrative Services and Fees

1.

In consideration for the Services (as described above) to be provided by Nationwide to the Plans pursuant to this Agreement, the Company will calculate and pay Nationwide a fee (“Service Fee”) at an annualized rate equal to the rates shown below of the average daily net assets of each Fund held by the Separate Accounts and/or the Trust/Custodial Accounts during the period in which they were earned (such fee is described below).

2.

The Service Fees will be paid to Nationwide as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly basis. Nationwide will invoice for the fees. If participant-level information is gathered and retained by Nationwide and there is an arrangement to pay per-participant fees, then no later than 10 days after the end of the period in which Service Fees are earned, Nationwide will send a statement to the Company indicating the number of plan participants in the Plans, and the average account size of such accounts. The average account size shall be calculated by dividing the average daily net assets, calculated as provided herein, by the number of plan participants in the Plans.

3.	Nationwide and the Company agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services.

4.

The parties agree that a Service Fee will be paid to Nationwide according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Separate Accounts and/or the Trust/Custodial Accounts. This provision will survive termination of this Agreement.

5.

The Company recognizes that Nationwide incurs certain expenses relating to offering Funds through Nationwide Trust Company, FSB. If the Company has Funds participating through Nationwide Trust Company, FSB, the Company agrees to pay a $1,500 set up fee, per fund. This fee does not apply to Funds participating in the Separate Accounts or the Custodial Accounts not offered through Nationwide Trust Company, FSB. Nationwide will invoice the Company for this fee.

	Institutional Shares	Open Shares
		Service Fee	12 b-1 Fee
Lazard Emerging Markets Portfolio	[**]	[**]	[**]
Lazard Equity Portfolio	[**]	[**]	[**]
Lazard High Yield Portfolio	[**]	[**]	[**]
Lazard International Equity Portfolio	[**]	[**]	[**]
Lazard International Equity Select Portfolio	[**]	[**]	[**]
Lazard International Small Cap Portfolio	[**]	[**]	[**]
Lazard International Strategic Equity Portfolio	[**]	[**]	[**]
Lazard Mid Cap Portfolio	[**]	[**]	[**]
Lazard Small Cap Portfolio	[**]	[**]	[**]
Lazard U.S. Strategic Equity Portfolio	[**]	[**]	[**]
Lazard U.S. Equity Value Portfolio	[**]	[**]	[**]
Lazard U.S. Small Cap Equity Growth Portfolio	[**]	[**]	[**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND AMENDMENT TO FUND AGREEMENT

RETAIL FUNDS

This Second Amendment dated as of November 29th, 2013, to the Fund Agreement dated May 3, 2006, is made by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”), and Lazard Asset Management, LLC and Lazard Asset Management Securities LLC (collectively, the “Company”) which serves as adviser and distributor to the mutual funds, respectively (the “Funds”) listed on Exhibit B.

WHEREAS, Nationwide and the Company wish to amend the Agreement as set forth below;

NOW, THERFORE, in consideration of the mutual provisions contained herein, Nationwide and the Company agree as follows:

1.	Notices. The Notice section of the Agreement is hereby updated with the following information for Nationwide:

Nationwide Financial

One Nationwide Plaza, 5-04-206J

Columbus, Ohio 43215

Attention: AVP, IMG External Funds Management Operations

2.	Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	Exhibit B shall be deleted in its entirety and replaced with the Exhibit B attached hereto.

4.	The fee schedule of Exhibit C of the Agreement is hereby deleted and replaced with the fee schedule attached hereto. The remainder of Exhibit C is unchanged.

5.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

THIS SPACE INTENTIONALLY LEFT BLANK.

PLEASE SEE THE FOLLOWING PAGE FOR SIGNATURES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Steven D. Pierce
Title:	AVP, IMG External Funds Management Operations

LAZARD ASSET MANAGEMENT SECURITIES, LLC

By:	Charles L. Carroll
Title:	Deputy Chairman

LAZARD ASSET MANAGEMENT LLC

By:	Charles L. Carroll
Title:	Deputy Chairman

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Investment Advisors, LLC

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

EXHIBIT B

Funds

All current and future funds available for sale through the distribution channel, including but not limited to funds as may be agreed from time to time by the parties, without need for a written amendment to this Agreement.

Institutional Shares

R6 Shares

Open Shares

EXHIBIT C

Fee Schedule

Share Class	Service Fee	12b-1 Fee	TOTAL FEES
Institutional Shares	[**]	[**]	[**]
R6 shares	[**]	[**]	[**]
Open Shares	[**]	[**]	[**]

*	Effective December 1, 2006, New Pensions Plans receive an additional [**] bps.

THIRD AMENDMENT TO FUND AGREEMENT

RETAIL FUNDS

This Third Amendment dated as of January 1, 2015, to the Fund Agreement dated May 3, 2006, is made by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”), and Lazard Asset Management LLC (“LAM”) and Lazard Asset Management Securities LLC (collectively, the “Company”) which serves as adviser and distributor to the mutual funds, respectively (the “Funds”) listed on Exhibit B.

WHEREAS, the parties wish to amend the Agreement as set forth below;

NOW, THERFORE, in consideration of the mutual provisions contained herein, the parties agree as follows:

1.

To the extent that the Agreement obligates Lazard Asset Management Securities LLC, the Fund or their affiliates (other than LAM) to pay any fees to Nationwide other than those fees indirectly payable to Nationwide pursuant to the Fund’s distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “Plan”), LAM shall solely be responsible for payment to Nationwide of such fees, and none of Lazard Asset Management Securities LLC, the Fund or any of their affiliates (other than LAM) shall have any responsibility or liability for payment of such fees. Lazard Asset Management Securities LLC shall solely be responsible for payment to Nationwide of fees indirectly payable to Nationwide pursuant to the Plan, and none of LAM, the Fund or any of their affiliates (other than Lazard Asset Management Securities LLC) shall have any responsibility or liability for the payment of such fees.

2.	Except as specifically amended by Section 1 above, the Agreement shall remain in full force and effect in accordance with its terms.

3.

This amendment may be executed in multiple counterparts of like form, each of which, when executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

BY:
Name: Steven D. Pierce
Title: AVP, IMG External Funds Management Operations

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:
Name: Charles L Carroll
Title: Deputy Chairman

LAZARD ASSET MANAGEMENT LLC
(solely with respect to the obligations set forth in Section 1 above.)

By:
Name:
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